                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                            IMPAX LABORATORIES, INC.
                                   as Borrower










                             Dated: October 23, 2002

                               TABLE OF CONTENTS

                                                                                           Page

SECTION 1.     DEFINITIONS ...................................................................1

SECTION 2.     CREDIT FACILITIES ............................................................26
     2.1       Revolving Loans ..............................................................26
     2.2       Letter of Credit Accommodations ..............................................27
     2.3       Term Loan ....................................................................30
     2.4       Equipment Purchase Term Loans ................................................31

SECTION 3.     INTEREST AND FEES ............................................................33
     3.1       Interest .....................................................................33
     3.2       Closing Fee ..................................................................34
     3.3       Facility Fee .................................................................34
     3.4       Servicing Fee ................................................................34
     3.5       Unused Line Fee ..............................................................35
     3.6       Changes in Laws and Increased Costs of Loans .................................35

SECTION 4.     CONDITIONS PRECEDENT .........................................................37
     4.1       Conditions Precedent to Initial Loans and Letter of Credit Accommodations ....37
     4.2       Conditions Precedent to All Loans and Letter of Credit Accommodations ........39

SECTION 5.     GRANT AND PERFECTION OF SECURITY INTEREST ....................................40
     5.1       Grant of Security Interest ...................................................40
     5.2       Perfection of Security Interests .............................................41

SECTION 6.     COLLECTION AND ADMINISTRATION ................................................45
     6.1       Borrower's Loan Account ......................................................45
     6.2       Statements ...................................................................45
     6.3       Collection of Accounts .......................................................45
     6.4       Payments .....................................................................47
     6.5       Authorization to Make Loans ..................................................48
     6.6       Use of Proceeds ..............................................................48

SECTION 7.     COLLATERAL REPORTING AND COLLATERAL COVENANTS ................................48
     7.1       Collateral Reporting .........................................................48
     7.2       Accounts Covenants ...........................................................49
     7.3       Inventory Covenants ..........................................................50
     7.4       Equipment and Real Property Covenants ........................................51


                                      (i)

     7.5       Power of Attorney ............................................................51
     7.6       Right to Cure ................................................................52
     7.7       Access to Premises ...........................................................53

SECTION 8.     REPRESENTATIONS AND WARRANTIES ...............................................53
     8.1       Corporate Existence; Power and Authority .....................................53
     8.2       Name; State of Organization; Chief Executive Office; Collateral Locations ....54
     8.3       Financial Statements; No Material Adverse Change .............................54
     8.4       Priority of Liens; Title to Properties .......................................54
     8.5       Tax Returns ..................................................................55
     8.6       Litigation ...................................................................55
     8.7       Compliance with Other Agreements and Applicable Laws .........................55
     8.8       Environmental Compliance .....................................................55
     8.9       Employee Benefits ............................................................56
     8.10      Bank Accounts ................................................................57
     8.11      Intellectual Property ........................................................57
     8.12      Subsidiaries; Affiliates; Capitalization; Solvency ...........................58
     8.13      Labor Disputes ...............................................................58
     8.14      Restrictions on Subsidiaries .................................................59
     8.15      Material Contracts ...........................................................59
     8.16      Payable Practices ............................................................59
     8.17      Accuracy and Completeness of Information .....................................59
     8.18      Survival of Warranties; Cumulative ...........................................59

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS ...........................................59
     9.1       Maintenance of Existence .....................................................59
     9.2       New Collateral Locations .....................................................60
     9.3       Compliance with Laws, Regulations, Etc. ......................................60
     9.4       Payment of Taxes and Claims ..................................................61
     9.5       Insurance ....................................................................62
     9.6       Financial Statements and Other Information ...................................63
     9.7       Sale of Assets, Consolidation, Merger, Dissolution, Etc. .....................65
     9.8       Encumbrances .................................................................66
     9.9       Indebtedness .................................................................67
     9.10      Loans, Investments, Etc. .....................................................72
     9.11      Dividends and Redemptions ....................................................73
     9.12      Transactions with Affiliates .................................................73
     9.13      Compliance with ERISA ........................................................74
     9.14      End of Fiscal Years; Fiscal Quarters .........................................74
     9.15      Change in Business ...........................................................74
     9.16      Limitation of Restrictions Affecting Subsidiaries ............................74


                                      (ii)

     9.17      Adjusted Tangible Net Worth ..................................................75
     9.18      Minimum EBITDA ...............................................................75
     9.19      Capital Expenditures .........................................................76
     9.20      License Agreements ...........................................................76
     9.21      After Acquired Real Property .................................................77
     9.22      Costs and Expenses ...........................................................78
     9.23      Further Assurances ...........................................................78

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES ...............................................79
     10.1      Events of Default ............................................................79
     10.2      Remedies .....................................................................81

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW .................84
     11.1      Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver ........84
     11.2      Waiver of Notices ............................................................86
     11.3      Amendments and Waivers .......................................................86
     11.4      Waiver of Counterclaims ......................................................86
     11.5      Indemnification ..............................................................86

SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS .............................................87
     12.1      Term .........................................................................87
     12.2      Interpretative Provisions ....................................................89
     12.3      Notices ......................................................................90
     12.4      Partial Invalidity ...........................................................91
     12.5      Successors ...................................................................91
     12.6      Entire Agreement .............................................................91
     12.7      Counterparts, Etc. ...........................................................92
     12.8      Confidentiality ..............................................................92


                                     (iii)

                               INDEX TO EXHIBITS

Exhibit A               Information Certificate

Exhibit B               Compliance Certificate

Exhibit C               Form of Equipment Purchase Term Note

                                      (i)

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated October 23, 2002 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Impax Laboratories, Inc., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender enter into financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the sum of (i) the Qualified Cash Collateral plus (ii) the lesser of: (A) the Borrowing Base and (B) the Revolving Loan Limit (in each case under clause (A) or (B) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding Letter of Credit Accommodations and the then outstanding principal amount of the Term Loan and the Equipment Purchase Term Loans), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus
(iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time (other than trade payables and other obligations being contested by Borrower in good faith by appropriate proceedings for which adequate reserves have been set aside on its books), plus (iv) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty
(60) days past due as of such time, but not yet sent (but without duplication of clause (b)(iii) and the book overdraft of Borrower.

         1.4 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

         1.5 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.6 "ANDAs" shall mean Abbreviated New Drug Applications filed by Borrower with the United States Food and Drug Administration.

         1.7 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Revolving Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

                                           Applicable             Applicable
           Quarterly Average                  Prime               Eurodollar
          Excess Availability              Rate Margin            Rate Margin
          -------------------              -----------            -----------

   $12,500,000 or more                        1.00%                 3.00%

   Greater than or equal to $10,000,000       1.50%                 3.50%
   and less than $12,5000,000

   Less than $  10,000,000                    1.75%                 3.75%

provided, that, the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about March 31, 2003) and shall remain in effect until adjusted thereafter during the next fiscal quarter.

         1.8 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.9 "Borrowing Base" shall mean, at any time, the amount equal to: (a) fifty (50%) percent of the Net Amount of Eligible Accounts, plus (b) the lesser of (i) seventy (70%) percent of the Value of Eligible Inventory or (ii) eighty (80%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory or (iii) the Inventory Loan Limit, less (c) any Reserves; provided, that, the aggregate amount of Eligible Accounts owing by Teva that are included in the Borrowing Base shall not exceed $8,000,000 at any time. For purposes only of applying the Inventory Loan Limit, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         1.10 "Bulk Inventory" shall mean all of Borrower's Inventory in the form of capsules and tablets which are not bottled, packaged or labeled but which otherwise constitute finished goods held for sale in the ordinary course of business of Borrower.

         1.11 "Bulk Inventory Loan Limit" shall mean at any time the amount equal to $100,000.

         1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.13 "Capital Expenditures" shall mean, with respect to any Person, all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise and shall include payments in respect of Capital Leases.

         1.14 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.15 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.16 "Cash Collateral Reserve" shall mean, at any time, the amount equal to the difference between (a) the Required Cash Collateral Amount (as defined in the Investment Property Pledge Agreement) at such time, and (b) the amount of all cash and Cash Equivalents in the Specified Cash Collateral Account (as defined in the Investment Property Pledge Agreement) at such time.

         1.17 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than

$250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.18 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose nomination for election by the stockholders of Borrower was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office.

         1.19 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.20 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.21 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

         1.22 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges to property, plant and equipment or goodwill) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or by its Subsidiaries shall be excluded; and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or non-cash loss, together with any related Provision for Taxes for such gain or non-cash loss, (x) derived from any milestone payments or revenue recognition in either case resulting from the receipt of cash by Borrower as a loan or (y) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

         1.23 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.24 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Lender Payment Account all funds received or deposited into the Blocked Accounts.

         1.25 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

         1.26 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) (i) for all Accounts owing by any account debtor other than Teva, such Accounts are not unpaid more than sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them and (ii) for all Accounts owing by Teva, such Accounts are not unpaid more than thirty (30) days after the original due date for them or sixty (60) days after the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (other than the return of goods in the ordinary course of business and consistent with past and industry practice);

               (e) the chief executive office of the account debtor (other than Teva) with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Lender or naming Lender as transferee beneficiary thereunder, as Lender may specify, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or
(iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

               (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower;

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

               (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

               (n) such Accounts of a single account debtor or its Affiliates (other than Cardinal Health, Inc., Amerisource Bergen Corp., McKesson Corp., Teva, Schering Corporation and Walgreen Co.) do not constitute more than ten (10%) percent of all otherwise Eligible Accounts, or in the case of Cardinal Health, Inc., Walgreen Co., Schering Corporation, Amerisource Bergen Corp. or McKesson Corp., such Accounts of each such Person do not constitute more than thirty (30%) percent of all otherwise Eligible Accounts, or in the case of Teva, such Accounts of such Person do not constitute more than the Teva Percentage of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts); provided, however, that Lender may reduce the percentages for Cardinal Health, Inc., Amerisource Bergen Corp., McKesson Corp., Teva, Schering Corporation and/or Walgreen Co. set forth above to a percentage not less than ten (10%) percent of all otherwise Eligible Accounts of such Person as determined by Lender in good faith based on either:
(i) an event, condition or other circumstance arising after the date hereof, or
(ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender;

               (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date for them or one hundred twenty (120) days after the original invoice date for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

               (q) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business consistent with its current practices as of the date hereof and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

               (r) with respect to all Accounts owing by Teva, Lender shall have received a No Offset Letter, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Teva in favor of Lender; and

               (s) such Accounts are owed by account debtors (including, without limitation, Teva) deemed creditworthy at all times by Lender in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Lender in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.27 "Eligible Inventory" shall mean Inventory consisting of finished goods or Bulk Inventory held for resale in the ordinary course of the business of Borrower, in each case which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) raw materials; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in Borrower's business; (g) Inventory at premises other than those owned and controlled by Borrower, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by Borrower to the owner and lessor thereof as Lender shall determine, and (ii) as to locations owned and operated by a third person, (A) if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by Borrower to the owner and operator thereof as Lender shall determine, and (B) in addition, as to locations owned and operated by a third person, Lender shall have received, if required by Lender: (1) UCC financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except for Permitted Liens (but without limiting the right of Lender to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein);
(i) bill and hold goods; (j) unserviceable, obsolete or slow moving Inventory;
(k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (l) returned, damaged and/or defective Inventory;
(m) Inventory purchased or sold on consignment; (n) samples; (o) trial, test, unapproved or developmental products; (p) Inventory which is not readily saleable in accordance with, or does not meet all standards imposed by, applicable law, including without limitation the Federal Food, Drug and Cosmetic Act and all rules, regulations and orders related thereto; (q) Short dated Inventory; (r) Inventory which does not conform to or satisfy all standards and requirements of any Governmental Authority with respect thereto; (s) Inventory located outside the United States of America; or (t) Inventory which is subject to a license granted by Borrower to another Person unless such Inventory is supported by a purchase order executed by such Person with respect thereto. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Lender in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

       1.28 "Eligible New Equipment" shall mean all new Equipment owned by Borrower which is acquired after the date hereof and is in good order, repair, running and marketable condition, located at Borrower's premises and acceptable to Lender in all respects. In general, Eligible New Equipment shall not include:
(a) Equipment at premises other than those owned and controlled by Borrower, except for Equipment at locations leased by Borrower if either (i) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner or operator of such premises in form and substance satisfactory to Lender, or (ii) if Lender shall not have received such an agreement (or Lender shall determine to accept a Collateral Access
Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender shall have, at its option, either (A) established a Reserve with respect to amounts at any time payable by Borrower to the owner and lessor of such premises as Lender shall determine or (B) reduced the amount of the Equipment Purchase Term Loan based on such Eligible Equipment by amounts at any time payable by Borrower to the owner and lessor of such premises by an amount equal to the Reserves that would have been established under clause (A) above; (b) Equipment subject to a security interest or lien in favor of any person other than Lender except for Permitted Liens; (c) Equipment which is not located in the continental United States of America; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower's business as presently conducted; (f) computer hardware; or (g) Equipment that is or becomes a fixture to any Real Property unless such Real Property is encumbered by the Mortgage. General criteria for Eligible New Equipment may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Lender. Any Equipment which is not Eligible New Equipment shall nevertheless be part of the Collateral.

         1.29 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.30 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located. 1.31 "Equipment Purchase Term Loans" shall mean the secured term loans made by Lender to Borrower after the date hereof as provided for in
Section 2.4; such term loans being from time to time referred to herein individually as an "Equipment Purchase Term Loan".

       1.32 "Equipment Purchase Term Notes" shall mean, collectively, the Equipment Purchase Term Notes which may at any time hereafter be issued by Borrower to Lender pursuant to Section 2.4 hereof to evidence an Equipment Purchase Term Loan; such notes being from time to time referred to herein individually as an "Equipment Purchase Term Note".

       1.33 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

       1.34 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

       1.35 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable;
(f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate in excess of $1,000,000; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $1,000,000.

       1.36 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

       1.37 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

       1.38 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

       1.39 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Revolving Loan Limit (in each case under clause (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding Letter of Credit Accommodations and the then outstanding principal amount of the Term Loan and the Equipment Purchase Term Loans), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time (other than trade payables and other obligations being contested by Borrower in good faith by appropriate proceedings for which adequate reserves have been set aside on its books), plus (iv) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent (but without duplication of clause (b)(iii) and the book overdraft of Borrower.

       1.40 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

       1.41 "Existing Cathay Bank Agreements" shall mean (a) the Business Loan Agreement dated as of June 22, 2001 between Borrower and Cathay Bank, (b) the Business Loan Agreement dated as of November 12, 2001 between Borrower and Cathay Bank, (c) the Promissory Note dated June 22, 2001 by Borrower in favor of Cathay Bank in the original principal amount of $2,470,000, (d) the Promissory Note dated November 12, 2001 by Borrower in favor of Cathay Bank in the original principal amount of $3,300,000 and (e) all documents, agreements and instruments executed and/or delivered in connection therewith, as the same now exist or may be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.42 "Existing Municipal Lender Agreements" shall mean (a) the Installment Sale Agreement dated April 18, 1994 between Borrower and PIDC Financing Corporation ("PIDC-FC"), (b) the Subordination of Equitable Owner's Interest and Amendment to Installment Sale Agreement dated July 29, 1997 between Borrower and PIDC-FC, (c) the Mortgage Note dated July 29, 1997 by Borrower in favor of PIDC Local Development Corporation in the original principal amount of $350,000, and (d) all documents, agreements and instruments executed and/or delivered in connection therewith, as the same now exist or may be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.43 "Existing Teva Loan Agreements" shall mean (a) the Promissory Note of Borrower dated June 27, 2001 payable to Teva in the original principal amount of $22,000,000, (b) the Strategic Alliance Agreement dated June 26, 2001 between Borrower and Teva, and (c) all documents, agreements and instruments executed and/or delivered in connection therewith, as the same now exist or may be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.44 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

       1.45 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17, 9.18 and 9.19 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

       1.46 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       1.47 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

       1.48 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) representing all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) representing any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) representing all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) representing all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) representing all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) representing all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values and (i) representing all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

       1.49 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

       1.50 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

       1.51 "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments.

       1.52 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

       1.53 "Interest Rate" shall mean,

               (a) Subject to clauses (b) and (c) of this definition below:

                     (i) (A) as to Revolving Loans which are Prime Rate Loans, a rate equal to one (1%) percent per annum in excess of the Prime Rate, and (B) as to the Term Loan and the Equipment Purchase Term Loans which are Prime Rate Loans, a rate equal to one and one-half (1 1/2 %) percent per annum in excess of the Prime Rate;

                     (ii) (A) as to Revolving Loans which are Eurodollar Rate Loans, a rate equal to three (3%) percent per annum in excess of the Adjusted Eurodollar Rate and (B) as to the Term Loan and the Equipment Purchase Term Loans which are Eurodollar Rate Loans, a rate equal to four (4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower, as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

               (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second (2nd) month of each fiscal quarter (commencing with the fiscal quarter ending on or about March 31, 2003), the Interest Rate payable by Borrower with respect to Revolving Loans shall be increased or decreased, as the case may be, (i) as to Revolving Loans which are Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Revolving Loans which are Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

               (c) Notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rates set forth above plus (in each case) two (2%) percent per annum and the Applicable Margin otherwise used to calculate the Interest Rate for Revolving Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Revolving Loans (without regard to the amount of Quarterly Average Excess Availability) plus two (2%) percent per annum, at Lender's option, without notice (i) either
(A) for the period on and after the effective date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under
Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

       1.54 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

       1.55 "Inventory Loan Limit" shall mean at any time, the amount equal to $5,000,000.

       1.56 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of Borrower and including such other terms and conditions as Lender may require.

       1.57 "Investment Property Pledge Agreement" shall mean the Investment Property Pledge and Security Agreement, dated of even date herewith, by Borrower in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.58 "Lender Payment Account" shall mean account no. 5000000030279 of Lender at Wachovia Bank, National Association or such other account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement.

       1.59 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer: sometimes being referred to herein individually as a "Letter of Credit Accommodation".

       1.60 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

       1.61 "Licensee Licensed Inventory" shall mean (a) any Inventory the use of which by Borrower, or the manufacture or sale thereof by Borrower, involves the use by Borrower of any Intellectual Property owned by another Person and (b) any Inventory which is subject to a license granted to Borrower by another Person; provided, that, any Inventory shall cease to constitute Licensee Licenced Inventory for purposes of Section 2.1(c)(vi) upon the date (if any) of receipt by Lender of an agreement, in form and substance satisfactory to Lender, duly authorized, executed and delivered by the Person that has granted Borrower the right to sell such Inventory.

       1.62 "Licensee Licensed Inventory Loan Limit" shall mean at any time the amount equal to $1,000,000.

       1.63 "Licensor License Agreement" shall have the meaning set forth in
Section 8.11 hereof

       1.64 "Licensor Licensed Inventory" shall mean (a) any Inventory the use of which by any Person, or the manufacture or sale thereof by any Person, involves the use by such Person of any Intellectual Property owned by Borrower and (b) any Inventory which is subject to a license granted by Borrower to another Person.

       1.65 "Licensor Licensed Inventory Loan Limit" shall mean at any time the amount equal to $2,000,000.

       1.66 "Loans" shall mean the Revolving Loans, the Term Loan and the Equipment Purchase Term Loans.

       1.67 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $3,500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

       1.68 "Maximum Credit" shall mean the amount of $25,000,000.

       1.69 "Mortgage" shall mean the Open End Mortgage and Security Agreement, dated of even date herewith, by Borrower in favor of Lender with respect to the Real Property and related assets of Borrower located in Philadelphia County, Pennsylvania, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.70 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

       1.71 "Municipal Lender Financing Reserve" shall mean, at any time, the aggregate amount equal to three (3) months of principal and interest payments owing by Borrower to PIDC-FC and PIDC Local Development Corporation (together with PIDC-FC, the "Municipal Creditors") pursuant to the Existing Municipal Lender Agreements; provided, that, the amount of the Municipal Lender Financing Reserve with respect to each Municipal Creditor shall be reduced to zero upon the Lender's receipt of a mortgagee agreement, in form and substance satisfactory to the Lender, duly authorized, executed and delivered by such Municipal Creditor.

       1.72 "Municipal Lenders" shall mean, collectively, the Pennsylvania Industrial Development Authority, PIDC Financing Corporation and the PIDC Local Development Corporation.

       1.73 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns relating thereto.

       1.74 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3 hereof, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

       1.75 "Obligations" shall mean any and all Revolving Loans, the Term Loan, the Equipment Purchase Term Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under or in connection with this Agreement or the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

       1.76 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

       1.77 "Permitted Liens" shall mean the liens and security interests permitted under Sections 9.8(a), (b), (c) and (d) of this Agreement.

       1.78 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

       1.79 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

       1.80 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

       1.81 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

       1.82 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable in cash by any Person in respect of any period in accordance with GAAP.

       1.83 "Qualified Cash Collateral" shall mean the cash or Cash Equivalents of Borrower which are: (a) held in a deposit account or securities account in the United States of America in the name of Borrower at Wachovia Bank, National Association or one of its affiliates (the "Collateral Account") or held by Lender subject to a cash collateral pledge agreement by Borrower in favor of Lender, in form and substance satisfactory to Lender; (b) free and clear of any lien, security interest, claim or other encumbrance or restriction, except in favor of Lender; (c) subject to the first priority, valid and perfected security interest and pledge in favor of Lender; (d) if held at Wachovia Bank, National Association or one of its affiliates, subject to an Investment Property Control Agreement by and among Wachovia Bank, National Association or one of its affiliates, Borrower and Lender, in form and substance satisfactory to Lender and duly authorized, executed and delivered by Wachovia Bank, National Association or one of its affiliates and Borrower; and (e) available to Borrower without condition or restriction except those arising pursuant to the pledge in favor of Lender; provided; that, any cash or Cash Equivalents maintained in or credited to the Restricted Cash Collateral Account shall not constitute Qualified Cash Collateral.

       1.84 "Quarterly Average Excess Availability" shall mean, at any time, the daily average Adjusted Excess Availability for the immediately preceding fiscal quarter as calculated by Lender in good faith.

       1.85 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgage.

       1.86 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary).

       1.87 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

       1.88 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Lender may from time to time designate.

       1.89 "Refinanced Indebtedness" shall have the meaning set forth in
Section 9.9(k) hereof.

       1.90 "Renewal Date" shall have the meaning set forth in Section 12.1 hereof.

       1.91 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) to reflect the Cash Collateral Reserve or (e) to reflect the Municipal Lender Financing Reserve or (f) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect: (i) that dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrower for such period) as calculated by Lender for any period exceeds the greater of (x) twenty five (25%) percent of the aggregate dollar amount of the sales of Borrower for such period or (y) the accrued accounts receivable reserve established by Borrower during such period, (ii) that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Lender with respect thereto has declined so that the then outstanding principal amount of the Term Loan or any Equipment Purchase Term Loan is greater than such percentage with respect to such appraised values as Lender used in establishing the original principal amount of the Term Loan or such Equipment Purchase Term Loan (as the case may be) multiplied by such appraised values, (iii) chargebacks with respect to the Accounts, (iv) discounts, claims, credits and allowances of any nature with respect to Accounts or (v) amounts due or to become due to owners and licensors of Intellectual Property used by Borrower. To the extent Lender may revise (or has already set) the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

       1.92 "Restricted Cash Collateral Account" shall have the meaning set forth in Section 4.1(j) hereof.

       1.93 "Revolving Loan Limit" shall mean $20,500,000.

       1.94 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

       1.95 "Short Dated Inventory" shall mean, at any time, Inventory of Borrower having an expiration date of less than twelve (12) months from such time.

       1.96 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

       1.97 "Specified Amount" shall mean (a) $10,000,000 with respect to each day during the period from October 1, 2002 through and including December 31, 2002, (b) $1,000,000 with respect to each day during the period from January 1, 2003 through and including March 31, 2003 and (c) $12,500,000 with respect to each day from and after April 1, 2003.

       1.98 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

       1.99 "Targeted Amount" shall mean (a) $4,000,000 with respect to each day from the date hereof through and including April 30, 2003, (b) $4,500,000 with respect to each day during the period from May 1, 2003 through and including October 31, 2003 and (c) $5,000,000 with respect to each day from and after November 1, 2003.

       1.100 "Term Loan" shall mean the term loan made by Lender to Borrower as provided for in Section 2.3 hereof.

       1.101 "Term Promissory Note" shall mean the promissory note, dated on or about the date hereof, made by Borrower in favor of Lender in connection with the Term Loan made pursuant to Section 2.3 hereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.102 "Teva" shall mean Teva Pharmaceuticals Curacao N.V., a corporation organized under the laws of the Netherlands Antilles.

       1.103 "Teva Debt" shall have the meaning set forth in Section 9.6(e) hereof.

       1.104 "Teva Percentage" shall mean ten (10%) percent; provided, that, upon the receipt by Lender of evidence satisfactory to it that Teva is creditworthy and has the financial capability to repay the Accounts owing to Borrower when due (a) the Teva Percentage may be increased to up to thirty (30%) percent as determined by Lender in good faith and (b) the Teva Percentage may be increased in connection with new product launches by Borrower to up to fifty (50%) percent as determined by Lender in good faith no more than twice per year for no more than sixty (60) days each time.

       1.105 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York , and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

       1.106 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender prior to the date hereof, if any.

       1.107 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.


SECTION 2. CREDIT FACILITIES

       2.1 Revolving Loans.

               (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Revolving Loan Limit.

               (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase above historical levels as determined by Lender in good faith, or (B) the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any such decrease attributable to any change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

               (c) Except in Lender's discretion, (i) the aggregate amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of the Borrowing Base and the Revolving Loan Limit,
(ii) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (iii) the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory shall not exceed the Inventory Loan Limit, (iv) the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory consisting of Bulk Inventory shall not exceed the Bulk Inventory Loan Limit, (v) the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory consisting of Licensor Licensed Inventory shall not exceed the Licensor Licensed Inventory Loan Limit, and (vi) the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding at one time based on Eligible Inventory consisting of Licensee Licensed Inventory shall not exceed the Licensee Licensed Inventory Loan Limit.

               (d) In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding exceeds the Borrowing Base or the Revolving Loan Limit, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on Eligible Inventory exceeds the Inventory Loan Limit, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on Eligible Inventory consisting of Bulk Inventory exceeds the Bulk Inventory Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceeds the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e) hereof, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations exceed the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

               (e) Lender may, in its discretion, from time to time, increase the lending formula with respect to Eligible Accounts to the extent that Lender determines that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has decreased or may be reasonably anticipated to decrease below historical levels as determined by Lender in good faith, or (B) the general creditworthiness of account debtors has improved. The amount of any increase in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such increase as determined by Lender in good faith.

       2.2 Letter of Credit Accommodations.

               (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to three (3%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to five (5%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) Borrower shall give Lender two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer,
(ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

               (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $2,000,000.

               (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

               (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

       2.3 Term Loan. Lender is making a Term Loan to Borrower in the original principal amount of $3,150,000. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrower to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral. The principal amount of the Term Loan shall be repaid in sixty
(60) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing December 1, 2002, of which the first fifty-nine (59) installments shall each be in the amount of $52,500 and the last installment shall be in the amount of the entire unpaid balance of the Term Loan.

       2.4 Equipment Purchase Term Loans.

               (a) Subject to and upon the terms and conditions contained herein, Lender shall make Equipment Purchase Term Loans to Borrower, from time to time on or prior to the date that is the nine (9) months following the date hereof, at the request of Borrower, of up to eighty (80%) percent of the net orderly liquidation value of Eligible New Equipment to be purchased by Borrower after the date hereof with the proceeds of such Equipment Purchase Term Loans. Each Equipment Purchase Term Loan shall be in an amount of not less than $500,000 (and in integral multiples of $100,000 greater than such amount). All of the proceeds of each Equipment Purchase Term Loan shall be used solely for the payment of the purchase price of the Eligible New Equipment specified in the notice required to be delivered to Lender pursuant to Section 2.4(d)(i) below.

               (b) Except in Lender's discretion, the outstanding aggregate principal amount of the Equipment Purchase Term Loans shall not exceed, at any time, the lower of (i) the aggregate amount of the above percentage of the net orderly liquidation value of all Eligible New Equipment purchased by Borrower pursuant hereto (as set forth in the most recent acceptable appraisals received by Lender with respect thereto) or (ii) $1,350,000. If at any time the outstanding aggregate principal amount of all Equipment Purchase Term Loans shall exceed eighty (80%) percent of such net orderly liquidation value of all Eligible New Equipment purchased by Borrower with the proceeds of Equipment Purchase Term Loans, Borrower shall remain liable therefor, and Lender may, at its option, create a Reserve against amounts otherwise available to Borrower pursuant to the formulas set forth in Section 2.1 of this Agreement, in an amount equal to the entire amount of such excess(es) or Borrower shall, upon the demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of such excess(es).

               (c) Each Equipment Purchase Term Loan shall be (i) evidenced by an Equipment Purchase Term Note executed and delivered by Borrower to Lender concurrently with each Equipment Purchase Term Loan, (ii) repaid, together with interest and other amounts payable thereunder, in accordance with the provisions of the applicable Equipment Purchase Term Note, this Agreement and the other Financing Agreements, and (iii) secured by all of the Collateral.

               (d) In addition to the other conditions precedent to any Loan or Letter of Credit Accommodation set forth in this Agreement, the making of each Equipment Purchase Term Loan shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

                     (i) Lender shall have received from Borrower not less than ten (10) Business Days prior written notice of the proposed Equipment Purchase Term Loan, which notice shall specify the following: (A) the proposed date and amount of the Equipment Purchase Term Loan, (B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be requested by Lender), (C) the total purchase price for the Eligible New Equipment to be purchased with the proceeds of such Equipment Purchase Term Loan (and the terms of payment of such purchase price), and (D) such other information and documents as Lender may from time to time request with respect thereto;

                     (ii) upon Borrower acquiring any rights in the Equipment, Lender shall have a valid and perfected first priority security interest in and lien upon the Eligible New Equipment to be purchased with the proceeds of the Equipment Purchase Term Loan and the Eligible New Equipment shall be free and clear of all other liens, security interests, claims or other encumbrances (except for Permitted Liens), and Borrower shall have delivered to Lender such evidence thereof, as Lender may from time to time require;

                     (iii) the amount of each Equipment Purchase Term Loan shall not exceed (80%) percent of the net orderly liquidation value of the Eligible New Equipment to be purchased by Borrower with the proceeds of such Equipment Purchase Term Loan;

                     (iv) Lender shall have received (A) copies, or upon Lender's request, originals, of all agreements, documents and instruments relating to the sale of the Eligible New Equipment to Borrower, including, without limitation, any purchase orders, invoices, bills of sale or similar documents and (B) evidence reasonably satisfactory to Lender that the Eligible New Equipment has been received and installed by Borrower and is in good working order and operating for its intended purpose;

                     (v) Borrower shall duly authorize, execute and deliver to Lender a single original Equipment
Purchase Term Note in the form annexed hereto as Exhibit C, as completed to reflect the date and amount of each such Equipment Purchase Term Loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment completed in accordance with Sections 2.4(e) and 2.4(f) below, as the case may be, which note shall evidence a valid and legally enforceable indebtedness of Borrower unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

                     (vi) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

               (e) The principal amount of each Equipment Purchase Term Loan shall be payable (subject to earlier payment as provided herein or in such Equipment Purchase Term Note) in sixty (60) equal, consecutive monthly installments of principal, each in an amount calculated in clause (f) below, commencing on the first day of the second month after the date of the making of such loan, together with interest and other amounts as provided herein and in the Equipment Purchase Term Note with respect to such loan.

               (f) The amount of each monthly installment of principal in respect of each Equipment Purchase Term Loan (other than the last installment which shall be in an amount equal to the entire unpaid balance of the Equipment Purchase Term Note) shall equal: (i) the original principal amount of the proposed Equipment Purchase Term Loan divided by (ii) sixty (60).

SECTION 3. INTEREST AND FEES

       3.1 Interest.

               (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to (A) the principal amount of the Term Loan and the Equipment Purchase Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

       3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $250,000, which shall be fully earned and payable as of the date hereof.

       3.3 Facility Fee. Borrower shall pay to Lender monthly a facility fee in an amount equal to the product of (a) a rate per annum equal to the Interest Rate applicable to the Revolving Loans during the immediately preceding month (or part thereof) and (b) the amount by which the Targeted Amount exceeds the average daily principal balance of the outstanding Revolving Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

       3.4 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

       3.5 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-half (1/2%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

       3.6 Changes in Laws and Increased Costs of Loans.

               (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error.

               (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Lender determines that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

               (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Loan Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

               (d) Borrower shall indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of
(i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and
(iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

       4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lenders (if any) to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording with the appropriate Governmental Authority;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower as is set forth herein and such document as shall set forth the organizational identification number of Borrower, if one is issued in its jurisdiction of incorporation);

               (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

               (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

               (f) the Adjusted Excess Availability as determined by Lender, as of the date hereof, shall be not less than $16,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (g) Lender shall have received, in form and substance satisfactory to Lender, (i) Deposit Account Control Agreements by and among Lender, Borrower and each bank where Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower (or Lender shall be the bank's customer with respect to such deposit account, as Lender may specify) and (ii) Investment Property Control Agreements by and among Lender, Borrower and each intermediary where Borrower has a securities account or commodities account, in each case duly authorized, executed and delivered by such intermediary and Borrower (or Lender shall be the intermediary's customer with respect to such securities or commodities account as Lender may specify);

               (h) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral (except that Lender's security interest in the Real Property of Borrower located in Philadelphia, Pennsylvania shall be a valid perfected third priority security interest);

               (i) Lender shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation or organization of Borrower, the jurisdiction of the chief executive office of Borrower and all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender;

               (j) Lender shall have received cash collateral in the amount of $10,000,000, together with an investment property pledge and security agreement with respect to such cash and the investment account in which such cash is maintained (the "Restricted Cash Collateral Account"), in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrower;

               (k) Lender shall have received, in form and substance satisfactory to Lender, a mortgagee waiver, license and agreement, in form and substance satisfactory to Lender, duly authorized, executed and delivered by each mortgagee of Real Property owned by Borrower;

               (l) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

               (m) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

               (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

       4.2 Conditions Precedent to All Loans and Letter of Credit
Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral; and

               (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

       5.1 Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal and real property and fixtures and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"), including:

               (a) all Accounts;

               (b) all general intangibles, excluding all Intellectual Property;

               (c) all goods, including, without limitation, Inventory and Equipment;

               (d) all Real Property and fixtures (other than the Real Property and fixtures located at 30831 Huntwood Avenue, Hayward, California and 31153 San Antonio Street, Hayward, California);

               (e) all chattel paper (including all tangible and electronic chattel paper);

               (f) all instruments (including all promissory notes);

               (g) all documents;

               (h) all deposit accounts;

               (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

               (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

               (m) to the extent not otherwise described above, all Receivables;

               (n) all Records; and

               (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

       5.2 Perfection of Security Interests.

               (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

               (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that Borrower or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, Borrower shall, or Lender may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

               (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

               (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or
(B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

               (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                     (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                     (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

               (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

               (g) Borrower has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

               (h) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

               (i) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

       6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

       6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

       6.3 Collection of Accounts.

               (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

               (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Lender Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Revolving Loans outstanding, Lender shall be entitled to an administrative fee in an amount equivalent to the Interest Rate for Prime Rate Loans (on a per annum basis) multiplied by the amount of the funds received in the Blocked Account for such day as calculated by Lender in accordance with its customary practice.

               (c) Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

       6.4 Payments.

               (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines, provided, that, unless an Event of Default exists or has occurred and is continuing, Lender shall not apply amounts it receives from the Blocked Accounts to prepay the Term Loan or the Equipment Purchase Term Loans unless such prepayment is required to be made pursuant to the other provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights or use. Any amounts paid in respect of the Term Loan or any Equipment Purchase Term Loans may not thereafter be reborrowed.

               (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.

All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

       6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COLLATERAL COVENANTS

       7.1 Collateral Reporting.

               (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                     (i) on a regular basis as required by Lender, a schedule of sales made, credits issued (including, without limitation, source pricing chargeback credits), Qualified Cash Collateral and cash received;

                     (ii) as soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), on a monthly basis or more frequently as Lender may request, (A) perpetual inventory reports, (B) inventory reports by location and category (including identifying Licensor Licensed Inventory, Licensee Licensed Inventory and Bulk Inventory and identifying Inventory at locations owned and operated by third parties or on consignment), (C) inventory reports with respect to Short Dated Inventory (identifying Inventory with an expiration date of less than twelve (12) months),
(D) agings of accounts payable (including identifying amounts payable to licensors and including information indicating the status of payments to owners and lessors of the leased premises of Borrower), (E) agings of accounts receivable (including accrued accounts receivable) together with a reconciliation to the previous month's aging and general ledger, (F) reports summarizing the status of any and all pending or threatened investigations, actions, suits, proceedings or claims by or against Borrower relating to (1) products liability and (2) any patents, patent rights, patent applications or any approved or pending new drug applications or ANDAs, (G) reports with respect to Borrower's rebate and incentive program with any of its customers, (H) reports with respect to Qualified Cash Collateral and the cash on deposit in the Restricted Cash Collateral Account and (I) reports with respect to the accrued accounts receivable reserve established by Borrower, together with a certificate of Borrower stating that the amount of such reserve has been established by Borrower in good faith and consistent with past practice;

                     (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                     (iv) such other reports as to the Collateral as Lender shall request from time to time; and

               (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

       7.2 Accounts Covenants.

               (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender and except as set forth in the schedules delivered to Lender pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

               (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (c) Lender shall have the right at any time or times, in Lender's name (at any time during which an Event of Default exists or has occurred and is continuing) or in the name of a nominee of Lender (at all other times), to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

       7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; provided, that, so long as no Event of Default exists or has occurred and is continuing, any such appraisals delivered or caused to be delivered by Borrower more than two (2) times in any twelve (12) month period shall be desk top appraisals; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended, the Federal Food, Drug and Cosmetic Act, and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory (except for the return of goods in the ordinary course of business and consistent with past and industry practice); (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, without prior written notice to Lender or the specific identification of such Inventory with respect thereto provided by Borrower to Lender pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

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

       7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

       7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any


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

lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents,
(v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

       7.6 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party that affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

       7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request in good faith, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

       Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

       8.1 Corporate Existence; Power and Authority. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property is bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

       8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

               (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.



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

               (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

               (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section
9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

       8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement. As of the date hereof, Teva owns 1,462,083 shares of Capital Stock of Borrower which represents approximately three (3%) percent of all of the issued and outstanding shares of Capital Stock of Borrower.

       8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to Permitted Liens and the other liens permitted under Section 9.8 hereof (except that Lender's security interest in the Real Property of Borrower located in Philadelphia, Pennsylvania shall be a valid and perfected third priority security interest). Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

       8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

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

       8.6 Litigation. Except as set forth in Schedule 8.6 to the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

       8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

       8.8 Environmental Compliance.

               (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower and any Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and any Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower and any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

               (c) Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Borrower and its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

       8.9 Employee Benefits.

               (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

               (c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth in Schedule 8.10 to the Information Certificate, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

       8.11 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate hereto. Borrower has not granted any licenses with respect any Intellectual Property registered or subject to pending applications in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any patents, trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has granted a license or other right to use any patents, trademarks, logos, designs, representations or other Intellectual Property owned by Borrower as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "Licensor License Agreements" and individually, a "Licensor License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to or used in the production or sale of any Eligible Inventory, except to the extent permitted under the term of the License Agreements listed on Schedule 8.11 to the Information Certificate.

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

       8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

               (a) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate, subject to the right of Borrower to form or acquire Subsidiaries in accordance with Section 9.10 hereof.

               (b) Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

               (c) Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

       8.13 Labor Disputes.

               (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

               (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower.

       8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.



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       8.15 Material Contracts. Schedule 8.15 to the Information Certificate
sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrower is not in breach of or in default under any Material Contract in any material respect and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

       8.16 Payable Practices. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

       8.17 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

       8.18 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

       9.1 Maintenance of Existence.

               (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

               (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

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               (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure.

       9.2 New Collateral Locations. Borrower may only open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect its interests in the Collateral at such location.

       9.3 Compliance with Laws, Regulations, Etc.

               (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Federal Food, Drug and Cosmetic Act, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

               (b) Borrower shall give written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

               (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

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               (d) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.4 Payment of Taxes and Claims. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.5 Insurance.

               (a) Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates.

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

               (b) At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, except that notwithstanding anything to the contrary contained herein, if any Equipment is physically damaged or destroyed, upon the written request of Borrower, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section 9.5 to Borrower as a result of such damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment, provided, that, each of the following conditions is satisfied: (i) no Event of Default shall exist or have occurred and be continuing at the time immediately before or after giving effect to such release, (ii) such proceeds shall be used solely to repair, refurbish or replace the property so damaged or destroyed (free and clear of any security interests, liens, claims or other encumbrances), (iii) the repair, refurbishing or replacement of the property so damaged or destroyed shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (iv) the proceeds shall be held by Lender as cash collateral for the Obligations and shall be disbursed from such cash collateral from time to time as needed and/or, at Lender's option, released by Lender directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other Persons rendering services or materials to repair, refurbish or replace the property so damaged or destroyed, (v) the amount of the insurance proceeds and Borrower's unrestricted cash available for such purposes are sufficient in Lender's reasonable determination, to allow Borrower to effect such repair, refurbishing or replacement in a satisfactory manner, (vi) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Equipment so damaged or destroyed to be of at least equal value and substantially the same character as prior to such damage or destruction, (vii) the casualty shall have resulted in payment of $100,000 in insurance proceeds or less, and (viii) such repair, refurbishing or replacement can, in the good faith estimate of Lender, be completed prior to the end of the then current term of this Agreement. Upon completion of the work and payment in full therefor, or upon the failure to commence, or diligently to continue the work or the replacement of the Collateral, Lender may, at Lender's option and after prior notice to Borrower, either apply the amount of any such proceeds then or thereafter in the possession of Lender to the payment of the Obligations or hold such proceeds as cash collateral for the Obligations, provided, that, nothing contained herein shall limit the right of Lender to apply any or all of such proceeds to the Obligations at any time an Event of Default shall exist or have occurred and be continuing.

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

       9.6 Financial Statements and Other Information.

               (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenants set forth in Sections 9.17, 9.18 and 9.19 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower, (v) any ERISA Event, (vi) any action, suit, proceeding or claim by or against Borrower relating to (A) any patents, patent rights, patent applications or any approved or pending new drug applications or ANDAs or (B) products liability and (vii) the occurrence of any Default or Event of Default.

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

               (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to Borrower to any court or other Governmental Authority, to any Affiliate of Lender or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

               (e) Unless all of the Indebtedness evidenced by the Existing Teva Loan Agreements (the "Teva Debt") has theretofore been forgiven or converted into shares of Capital Stock of Borrower, Borrower shall deliver to Lender (i) on or before July 31, 2003, a report (in reasonable detail) describing the status of the Teva Debt and Borrower's plan of action with respect to the pending maturity of the Teva Debt, (ii) on or before October 31, 2003, either
(A) a commitment letter, in form and substance satisfactory to Lender, for subordinated Indebtedness to be used to repay all amounts owing in connection with the Teva Debt, which Indebtedness (including the terms of subordination) shall be in form and substance satisfactory to Lender, or (B) evidence satisfactory to Lender that (1) Borrower will have sufficient financial resources (as determined by Lender in good faith) to repay all of the Teva Debt at maturity or (2) Borrower will be able to convert all of the Teva Debt into shares of Capital Stock of Borrower (as determined by Lender in good faith) at maturity, (iii) on or before December 15, 2003, evidence satisfactory to Lender that either (A) all of the Teva Debt has been either forgiven, converted into shares of Capital Stock of Borrower or repaid with the proceeds of subordinated Indebtedness described in clause (ii) above, or (B) (1) Borrower will have sufficient financial resources (as determined by Lender in good faith) to repay the Teva Debt at maturity or (2) Borrower will be able to convert all of the Teva Debt into shares of Capital Stock of Borrower (as determined by Lender in good faith) at maturity, and (iv) promptly upon Lender's request, such other information with respect to the Teva Debt as Lender may from time to time request.


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       9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower
shall not, and shall not permit any Subsidiary to (and Lender does not authorize Borrower to), directly or indirectly,

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; or

               (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower,
(iii) exclusive and non-exclusive licenses of Intellectual Property granted by Borrower to Persons in the ordinary course of business; provided, that, in the case of each exclusive license granted by Borrower to any Person, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such license, which notice shall specify the name of the licensee and the terms of such License, (B) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such license and (C) no Default or Event of Default shall exist or have occurred and be continuing, and (iv) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Lender shall have received not less than three (3) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender, (D) except as Lender may otherwise agree in writing, all of the proceeds from such sale and issuance shall be paid to Lender for application to the Revolving Loans (but Borrower shall be entitled to reborrow the principal amount of the Revolving Loans so repaid subject to the terms of this Agreement) and (E) Borrower shall not issue or sell any Capital Stock of Borrower to Teva after the date hereof unless and until all of the Teva Debt shall have been either fully and finally repaid or converted into shares of Capital Stock of Borrower;

               (c) wind up, liquidate or dissolve; or

               (d) agree to do any of the foregoing.

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       9.8 Encumbrances. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

               (a) the security interests and liens of Lender;

               (b) liens securing the payment of taxes, either not yet overdue or the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

               (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

               (f) the liens of Cathay Bank on the Real Property and fixtures located at 30831 Huntwood Avenue, Hayward, California and 31153 San Antonio Street, Hayward, California to secure the Indebtedness permitted under Section 9.9(e) hereof;

               (g) the liens of the Municipal Lenders on the Real Property and fixtures located at 3735 Castor Avenue, Philadelphia, Pennsylvania to secure the Indebtedness permitted under Section 9.9(f) hereof;

               (h) the liens of Teva on the Real Property and fixtures located at 31153 San Antonio Street, Hayward, California to secure the Indebtedness permitted under Sections 9.9(g) and 9.9(h) hereof;



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               (i) the replacement of any lien permitted by Section 9.8(f), (g)
or (h) hereof on the same assets subject to the lien so replaced without any increase in the amount of the Indebtedness secured thereby; provided, that, any such replacement lien shall only secure the Indebtedness permitted under Section 9.9(k) hereof that refinances the Refinanced Indebtedness that was secured by the lien so replaced; and

               (j) the other security interests and liens set forth on Schedule
8.4 to the Information Certificate.

       9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $1,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower or any Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

               (c) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lender;

               (d) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

               (e) Indebtedness of Borrower to Cathay Bank evidenced by the Existing Cathay Bank Agreements, provided, that:

                     (i) the principal amount of such Indebtedness shall not in the aggregate exceed $5,691,578, less the aggregate amount of all reductions, repayments or repurchases, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the Existing Cathay Bank Agreements (as in effect on the date hereof);

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

                     (ii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except (A) Borrower may make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of such Indebtedness as in effect on the date hereof and (B) Borrower may repay such Indebtedness in full with the proceeds of Indebtedness permitted under Section 9.9(k) hereof;

                     (iii) such Indebtedness shall not be secured by any assets of Borrower other than the Real Property and fixtures located at 30831 Huntwood Avenue, Hayward, California and 31153 San Antonio Street, Hayward, California;

                     (iv) Borrower shall not, directly or indirectly (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument entered into in connection therewith in any manner adverse to the interests of Borrower or Lender, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose; and

                     (v) Borrower shall furnish to Lender all material notices and demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf to the holders of such Indebtedness or their representatives or agents, concurrently with the sending thereof, as the case may be.

               (f) Indebtedness of Borrower to the Municipal Lenders evidenced by the Existing Municipal Lender Agreements, provided, that:

                     (i) the principal amount of such Indebtedness shall not in the aggregate exceed $1,235,075, less the aggregate amount of all repayments or repurchases, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in such Existing Municipal Lender Agreements (as in effect on the date hereof);

                     (ii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except (A) Borrower may make regularly scheduled payments of principal and interest on an unaccelerated basis in respect of such Indebtedness in accordance with the terms of such Indebtedness as in effect on the date hereof and (B) Borrower may repay such Indebtedness in full with the proceeds of Indebtedness permitted under Section 9.9(k) hereof;

                     (iii) such Indebtedness shall not be secured by any assets of Borrower other than (A) the Real Property and fixtures of Borrower located at 3735 Castor Avenue, Philadelphia, Pennsylvania and (B) certificates of deposit issued by Mellon Bank in the aggregate amount not to exceed $472,188;

                     (iv) Borrower shall not, directly or indirectly (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument entered into in connection therewith in any manner adverse to the interests of Borrower or Lender, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose; and

                     (v) Borrower shall furnish to Lender all material notices and demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf to the holders of such Indebtedness or their representatives or agents, concurrently with the sending thereof, as the case may be;

               (g) Indebtedness of Borrower to Teva evidenced by the Existing Teva Loan Agreements, provided, that:

                     (i) the principal amount of such Indebtedness shall not in the aggregate exceed $22,000,000 (plus accrued and unpaid interest thereon of approximately $2,200,000 as of the date hereof), less the aggregate amount of all reductions, repayments or repurchases, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the Existing Teva Loan Agreements (as in effect on the date hereof);

                     (ii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness except (A) on January 15, 2004 Borrower may make payments of principal and interest in respect of such Indebtedness in accordance with the terms of such Indebtedness as in effect on the date hereof; provided, that, payments in respect of such Indebtedness shall be made in the form of shares of Capital Stock of Borrower to the fullest extent allowed by the terms of such Indebtedness as in effect on the date hereof, (B) Borrower may repay such Indebtedness in full with the proceeds of Indebtedness permitted under Section 9.9(k) hereof and (C) Borrower may, upon not less than five days prior written notice to Lender, convert such Indebtedness into shares of Capital Stock of Borrower;

                     (iii) such Indebtedness shall not be secured by any assets of Borrower other than the Real Property and fixtures of Borrower located at 31153 San Antonio Street, Hayward, California;

                     (iv) Borrower shall not, directly or indirectly (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument entered into in connection therewith in any manner adverse to the interests of Borrower or Lender, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose; and

                     (v) Borrower shall furnish to Lender all material notices and demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf to the holders of such Indebtedness or their representatives or agents, concurrently with the sending thereof, as the case may be;

               (h) Indebtedness of Borrower arising after the date hereof to Teva (other than Indebtedness otherwise permitted under this Section 9.9, provided, that, each of the following conditions is satisfied as determined by
Lender: (i) such Indebtedness shall not be secured by any assets of Borrower other than the Real Property and fixtures located at 31153 San Antonio Street, Hayward, California and 30831 Huntwood Avenue, Hayward, California, (ii) the aggregate principal amount of such Indebtedness shall not exceed $16,000,000,
(iii) Borrower shall not be required to make, and shall not make, any payments of principal, interest and fees in respect of such Indebtedness on or prior to February 1, 2006, (iv) such Indebtedness shall contain representations, warranties, covenants and defaults that are no more onerous to Borrower and no more adverse to the interests of Borrower or Lender than those contained in the Existing Teva Loan Agreement (as in effect on the date hereof) and shall otherwise be on terms and conditions satisfactory to Lender as determined by Lender in good faith, (v) Lender shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (vi) except as Lender may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Lender for application to the Revolving Loans (but Borrower shall be entitled to reborrow the principal amount of the Revolving Loans so repaid subject to the terms of this Agreement), (vii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto in any manner adverse to the interests of Borrower or Lender, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, (viii) Borrower shall furnish to Lender all material notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be, and (ix) to the extent such Indebtedness is secured by any of the Real Property and fixtures located at 30831 Huntwood Avenue, Hayward, California, Lender shall have received a mortgagee waiver, license and agreement, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Teva with respect to such Real Property and fixtures;

               (i) unsecured Indebtedness of Borrower arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Lender: (i) such Indebtedness shall be on terms and conditions acceptable to Lender and shall be subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Lender and such third party, in form and substance satisfactory to Lender, (ii) Lender shall have received not less than


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

ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Lender may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine,
(v) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred,
(vi) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (j) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (k) Indebtedness of Borrower which refinances the Indebtedness permitted under Sections 9.9(e), (f), (g) or (h) hereof (the "Refinanced Indebtedness"), provided, that, each of the following conditions are satisfied as determined by Lender: (i) the aggregate principal amount of such Indebtedness shall not exceed the outstanding principal amount of the Refinanced Indebtedness so refinanced, (ii) the terms and conditions of such Indebtedness shall not be more restrictive or onerous than those contained in the agreements relating to the Refinanced Indebtedness so refinanced (as in effect on the date hereof),
(iii) Lender shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may request with respect thereto, (iv)

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

Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness,
(v) all of the net proceeds of the loans or other accommodations giving rise to such Indebtedness remaining after the repayment of the Refinanced Indebtedness shall be paid to Agent for application to the Obligations in such order as Agent may determine, (vi) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto in any manner adverse to the interests of Borrower or Lender, and (vii) Borrower shall furnish to Lender all material notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be.

       9.10 Loans, Investments, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents, provided, that, the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account or investment account in which such cash or Cash Equivalents are held;

               (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

               (d) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

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

               (e) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed;

               (f) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

       9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or such Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except (a) in any case in the form of shares of Capital Stock consisting of common stock and (b) any Subsidiary of Borrower may pay any dividends to Borrower.

       9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

       9.13 Compliance with ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

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

       9.14 End of Fiscal Years; Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

       9.15 Change in Business. Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

       9.16 Limitation of Restrictions Affecting Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

       9.17 Adjusted Tangible Net Worth. Borrower shall, on the last day of each month included in any period set forth below, maintain Adjusted Tangible Net Worth of not less than the amount set forth below opposite such period:

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
--------------------------------------------------------------------------------
Period                                     Minimum Adjusted Tangible Net Worth
------                                     -----------------------------------
--------------------------------------------------------------------------------
10/1/02 - 3/31/03                                   $2,500,000
--------------------------------------------------------------------------------
4/1/03 - 6/30/03                                    $10,000,000
--------------------------------------------------------------------------------
7/1/03 - 9/30/03                                    $14,000,000
--------------------------------------------------------------------------------
10/1/03 and thereafter                              $17,500,000
--------------------------------------------------------------------------------

       9.18 Minimum EBITDA. Borrower shall not, for any period set forth below (each, a "Test Period") permit EBITDA of Borrower to be less than the amount set forth below opposite such Test Period; provided, that, if the average daily Adjusted Excess Availability for the thirty (30) day period immediately preceding the last day of such Test Period was equal to or greater than the Specified Amount, then Borrower shall not be required to comply with the terms of this Section 9.18 for such Test Period:

--------------------------------------------------------------------------------
Period                                               Minimum EBITDA
------                                               --------------
--------------------------------------------------------------------------------
10/1/02 - 12/31/02                                     $(6,500,000)
--------------------------------------------------------------------------------
1/1/03 - 3/31/03                                       $(5,300,000)
--------------------------------------------------------------------------------
1/1/03 - 6/30/03                                       $(8,100,000)
--------------------------------------------------------------------------------
1/1/03 - 9/30/03                                       $(4,100,000)
--------------------------------------------------------------------------------
1/1/03 - 12/31/03                                      $(800,000)
--------------------------------------------------------------------------------
4/1/03 - 3/31/04                                       $1,500,000
--------------------------------------------------------------------------------
7/1/03 - 6/30/04                                       $2,000,000
--------------------------------------------------------------------------------
10/1/03 - 9/30/04                                      $2,000,000
--------------------------------------------------------------------------------
1/1/04 - 12/31/04                                      $2,000,000
--------------------------------------------------------------------------------
4/1/04 - 3/31/05                                       $2,000,000
--------------------------------------------------------------------------------
7/1/04 - 6/30/05                                       $2,000,000
--------------------------------------------------------------------------------
Each twelve-month period ending on the                 $2,000,000
last day of each fiscal quarter thereafter
--------------------------------------------------------------------------------

       9.19 Capital Expenditures. Borrower shall not, directly or indirectly, in the aggregate make Capital Expenditures during any fiscal year in an amount in excess of $8,000,000, as such amount may be increased by fifty (50%) percent of the amount of cash equity contributions made to Borrower after the date hereof during such year for the purpose of funding capital expenditures (and not for any other purpose).

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

       9.20 License Agreements.

               (a) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.20(b) below, Borrower may amend, wave, cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request,
(v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

               (b) Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than thirty (30) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrower to extend or renew any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of Borrower, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

               (c) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material Licensor License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material Licensor License Agreement, (iii) give Lender prompt written notice of any material Licensor License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (iv) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material Licensor License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material Licensor License Agreement, and (v) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material Licensor License Agreement.

       9.21 After Acquired Real Property. If Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgage and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of Borrower, upon Lender's request, Borrower shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgage and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Borrower would otherwise be permitted to incur hereunder or under the Mortgage or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

       9.22 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the then standard rate of Lender per person per day for Lender's examiners in the field and office (which rate is currently $750), provided, that, so long as no Event of Default exists or has occurred and is continuing, Borrower shall not be liable for such charge per day for Lender's examiners to the extent such charges exceed $25,000 during any fiscal year of Borrower and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

       9.23 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

       10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

               (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of, any guarantee, endorsement or other agreement of such party in favor of Lender;

               (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

               (e) Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

               (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

               (i) (A) any default in respect of any Indebtedness of Borrower or any Obligor (other than Indebtedness owing to Lender), which default continues for more than the applicable cure period, if any, with respect thereto and which results in the right of the holder or holders of such Indebtedness (or another person on behalf of such holder or holders) to accelerate Indebtedness of Borrower or any Obligor in an amount in excess of $1,000,000, or (B) any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and which results in the right of any party thereto to terminate such Material Contract or cease performing under such Material Contract;

               (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

               (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $1,000,000;

               (l) any Change of Control;

               (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of $1,000,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

               (n) there shall be a material adverse change in the business, assets or condition (financial or otherwise) of Borrower or any Obligor after the date hereof;

               (o) any bank at which any deposit account of Borrower is maintained shall fail to comply with any of the material terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of Borrower shall fail to comply with any of the material terms of any Investment Property Control Agreement to which such person is a party; or

               (p) there shall be an event of default under any of the other Financing Agreements.

       10.2 Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either, as Lender shall specify, furnish cash collateral to the issuer to be used to secure and fund Lender's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

               (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

               (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

               (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent such grant does not contravene the terms of any agreement between Borrower and any Person not an Affiliate of Borrower, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the patents, patent rights, trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Borrower represents and warrants to Lender that the license granted in this clause (e) does not and will not contravene any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property is bound.

               (f) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

               (g) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower and/or (iii) establish such Reserves as Lender determines without limitation or restriction, notwithstanding anything to the contrary contained herein.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS  AND CONSENTS; GOVERNING LAW

       11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgage to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

               (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

               (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

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

               (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section
11.1 and elsewhere herein and therein.

       11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

       11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

       11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

       11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel (each such person being referred to as an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except that Borrower shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrower as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

       12.1 Term.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may terminate this Agreement at any time on or after an Event of Default. Upon the effective date of termination or non-renewal of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure (or reimburse) Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                            Amount                                              Period
                            ------                                              ------
          (i)       three (3%) percent of                       From the date hereof to and excluding
                    the Maximum Credit                          the first anniversary of the date hereof

          (ii)      one and one-half (1 1/2%)                   From and after the first anniversary of
                    percent of the Maximum Credit               the date hereof to and excluding the
                                                                second anniversary of the date hereof

          (iii)     three-quarters (3/4%) percent of            From and after the second anniversary of
                    the Maximum Credit                          the date hereof to but not including the
                                                                third anniversary of the date hereof or
                                                                if the term of this Agreement is
                                                                extended, at any time prior to the end
                                                                of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

               (d) Notwithstanding anything to contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrower prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, if such repayments are made with the proceeds of initial loans and advances to Borrower pursuant to a revolving credit facility provided by Wachovia Bank, National Association or its Affiliates (or for which Wachovia Bank, National Association or one of its Affiliates is acting as agent) to Borrower to replace the financing arrangements provided for herein, Borrower shall not be required to pay the early termination fee provided for in Section 12.1(c) above.

       12.2 Interpretative Provisions.

               (a) All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

               (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

               (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

               (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (e) The word "including" when used in this Agreement shall mean "including, without limitation".

               (f) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

               (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

               (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

               (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

               (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

               (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

       12.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

               If to Borrower:  Impax Laboratories, Inc.
                                3735 Castor Avenue
                                Philadelphia, Pennsylvania 19124
                                Attention: Mr. Cornel C. Spiegler
                                Telephone No.: 215-289-2220
                                Telecopy No.: 215-289-5932

               with a copy to:  Dilworth Paxson LLP
                                3200 Mellon Bank Center
                                1735 Market Street
                                Philadelphia, Pennsylvania 19103-7595
                                Attention: Roger F. Wood, Esq.
                                Telephone No.: 215-575-7068
                                Telecopy No.: 215-575-7200

               If to Lender:    Congress Financial Corporation
                                1133 Avenue of the Americas
                                New York, New York 10036
                                Attention: Portfolio Manager
                                Telephone No.: 212-840-2000
                                Telecopy No.: 212-545-4283

       12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

       12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

       12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

       12.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

       12.8 Confidentiality.

               (a) Lender shall keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party relating to this Agreement, (iv) to Lender or any Affiliate of Lender or to any participant (or prospective participant) so long as Lender or such participant (or such prospective participant) shall have been instructed to treat such information as confidential in accordance with this
Section 12.8, or (v) to counsel for any participant (or prospective participant so long as clause (iv) of this Section is satisfied as to such person).

               (b) In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Lender determines in good faith that it will not create any risk of liability to Lender, that Lender will promptly notify Borrower so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Lender's reasonable expenses, cooperate with Borrower in reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

               (c) In no event shall this Section 12.8 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section
12.8 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                                         BORROWER
------                                                         --------

CONGRESS FINANCIAL CORPORATION                                 IMPAX LABORATORIES, INC.

By:____________________________________                        By:____________________________________

Title:_________________________________                        Title:_________________________________

Address:                                                       Address:
--------                                                       --------

1133 Avenue of the Americas                                    3735 Castor Avenue
New York, New York 10036                                       Philadelphia, Pennsylvania 19124

                                    EXHIBIT A
                                       TO
                          LOAN AND SECURITY AGREEMENT



                             Information Certificate

                                  See attached

                                    EXHIBIT B
                                       TO
                          LOAN AND SECURITY AGREEMENT



                             Compliance Certificate

To: Congress Financial Corporation
    1133 Avenue of the Americas
    New York, New York 10036


Ladies and Gentlemen:

       I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

         1. I am the duly elected Chief Financial Officer of Impax Laboratories, Inc., a Delaware corporation ("Borrower"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated October __, 2002, by and between Congress Financial Corporation ("Lender") and Borrower (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").

         2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrower and each of its Subsidiaries, during the immediately preceding fiscal month.

         3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on
Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower or any Obligor has taken, is taking, or proposes to take with respect to such condition or event.

         4. I further certify that, based on the review described in Section 2 above, Borrower and Obligors have not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to Borrower or any Obligor during or at the end of such period materially adversely changed the terms upon which it supplies goods to Borrower or such Obligor.

(d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Lender: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or any Obligor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on Borrower or any Obligor or its business, operations or assets or any properties at which Borrower or such Obligor transported, stored or disposed of any Hazardous Materials.

(f) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by Borrower or any Obligor.

         5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Borrower is in compliance with the covenants set forth in Section 9.17, 9.18 and Section 9.19 of the Loan Agreement for such fiscal month.

         The foregoing certifications are made and delivered this day of ___________, 20__.

                                       Very truly yours,

                                       IMPAX LABORATORIES, INC.

                                       By:_______________________

                                       Title:____________________

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                      Form of Equipment Purchase Term Note
                      ------------------------------------


$__________                                                 New York, New York
                                                             ____________, 200__

         FOR VALUE RECEIVED, IMPAX LABORATORIES, INC., a Delaware corporation ("Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ___________ DOLLARS ($___________) in lawful money of the United States of America and in immediately available funds, in sixty (60) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing ___________ , ____ of which the first fifty-nine (59) installments shall each be in the amount of ______________ DOLLARS ($_________), and the last installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing ____________, _____ and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

         For purposes hereof, (1) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one and one-half (1 1/2%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, a rate of four (4%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, upon and after an Event of Default or termination or non-renewal of the Loan Agreement, at Payee's option, the Interest Rate shall mean a rate of three and one-half (3 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of six (6%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans upon and after an Event of Default or termination or non-renewal of the Loan Agreement, (2) the term "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank, (3) the term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and (4) the term "Loan Agreement" shall mean the Loan and Security Agreement, dated October __, 2002, between Debtor and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence an Equipment Purchase Term Loan by Payee to Debtor. This
Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instrument now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all other rights and remedies of Payee under the other Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full in immediately available funds, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

         Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Payee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

         Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested.

         DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

         The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor. Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

         This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.



                                        IMPAX LABORATORIES, INC.

                                        By:____________________________

                                        Title:_________________________